Exhibit 99.1

Aileron Therapeutics Announces Management Change

Watertown, Mass., September 9, 2019 — Aileron Therapeutics (NASDAQ: ALRN), the clinical-stage leader in the field of stabilized cell-permeating peptides to treat cancer and other diseases, today announced that Don Dougherty, its current Chief Financial Officer, will be leaving Aileron effective September 13, 2019. All financial responsibilities are being transitioned to Richard Wanstall, who has served as the Company’s Vice President of Finance and Operations and principal accounting officer since 2018. Prior to joining Aileron, Mr. Wanstall held roles as Vice President, Finance at Moderna Therapeutics, Inc.; Senior Vice President, Global Finance at Stream Global Services, Inc.; and management roles in finance, accounting and SEC reporting for several other technology and financial services companies.

“During this past year, we have built a strong leadership team with the hiring of Vojislav (Vojo) Vukovic, MD, PhD as Chief Medical Officer, Kathryn Gregory, MBA as Chief Business Officer, and the promotion of Allen Annis, PhD, as Senior Vice President of Research. These executives have proven track records in their respective careers, have greatly contributed to our company, and will be critical to the clinical development of ALRN-6924 as a combination agent in MDM2-amplified cancers and as a myelopreservative agent,” said Dr. Manuel Aivado, CEO & President of Aileron. “We have an exciting year ahead with significant data readouts in the second half of 2019 and first half of 2020. As previously announced, on September 28th, we will present an interim analysis in patients from our combination trial of ALRN-6924 and palbociclib (Ibrance™) for the treatment of MDM2-amplified cancers at the Annual Congress of the European Society for Medical Oncology in Barcelona. In addition, we are on track to begin enrolling patients in a Phase 1b/2 trial to evaluate the safety, tolerability, and efficacy of ALRN-6924 as a myelopreservative drug for small cell lung cancer patients receiving 2nd line chemotherapy with topotecan in September 2019. We expect to report clinical proof of concept data from all patients (30-40) from the Phase 1b portion of this trial in the second quarter of 2020.”

“The Board and I would like to thank Don for his contributions and service to Aileron during the last couple of years. Since he joined us in June 2017, Aileron has successfully completed its IPO and completed a follow-on offering to support the ongoing development of our pipeline of clinical trial programs in MDM2-amplified cancers and myelopreservation,” said Dr. Manuel Aivado, CEO & President of Aileron.

About ALRN-6924

ALRN-6924 is a first-in-class, stabilized cell-permeating alpha-helical peptide that mimics the p53 tumor suppressor protein to disrupt its interactions with both its endogenous inhibitors, MDMX and MDM2. ALRN-6924 is currently being evaluated in multiple clinical trials for the treatment of a variety of cancers, including cancers with MDM2-amplified tumors. For information about Aileron’s clinical trials, please visit www.clinicaltrials.gov.

About Aileron

Aileron is a clinical-stage biopharmaceutical company advancing a proprietary platform of cell-permeating alpha-helical peptides that address the most important intracellular targets in oncology and other therapeutic areas. The stabilized helical structure of our peptides allows the design of cell-permeating therapeutic agents with large molecular surfaces for optimal target binding properties, resulting in drug candidates like ALRN-6924. Our current focus is to improve the standard of care for patients with cancer by developing safe and effective therapies that leverage our proprietary peptide platform. For more information, visit www.aileronrx.com, and for more information about our clinical trials please visit www.clinicaltrials.gov.

Forward-Looking Statements

Statements in this press release about Aileron’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Company’s strategy and clinical development plans. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether Aileron’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether Aileron’s product candidates will advance through the clinical trial process on a timely basis, or at all; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether Aileron’s product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; and other factors discussed in the “Risk Factors” section of Aileron’s quarterly report on Form 10-Q for the period ended June 30, 2019, filed on August 6, 2019, and risks described in other filings that Aileron may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Aileron specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Investors:

Aileron Therapeutics

Rick Wanstall, VP Finance & Operations

617-995-0900

rwanstall@aileronrx.com

Hans C. Vitzthum

LifeSci Advisors, LLC.

617-535-7743

hans@lifesciadvisors.com